Final Execution Version

DEVELOPER AGREEMENT

This Developer Agreement (“Agreement”), dated as of October 6, 2008 (“Effective Date”) is among PERPETUAL ENERGY LIMITED, a United Kingdom private limited company (“Perpetual”), HIGHER POWER ENERGY, LLC, a Texas limited liability company (“Higher Power”), DEWIND ENERGY DEVELOPMENT COMPANY, LLC, a Nevada limited liability company (“DeWind”), DEWIND SWI WIND FARMS, LLC, a Delaware limited liability company (“Holdco”) and HIGHER PERPETUAL ENERGY, LLC, a Texas limited liability company (“Higher Perpetual”) (Perpetual, Higher Power, DeWind, Holdco and Higher Perpetual, collectively, the “Parties”, and each, a “Party”).  Certain capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Annex I, attached hereto.

WHEREAS, Higher Power has acquired leases, options, wind data, studies, permits, and interconnection applications and other property, interests and rights (“Development Assets and Rights”), including, without limitation, the rights described on Exhibit A attached hereto (collectively, the “LP1 Assets”) for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Little Pringle One to be located at Northeast Corner of Section 54, Block M23, Robert Sikes Survey, Hutchinson County, Texas, Latitude: 35º 57’21.36010”N and Longitude: 101º 32’34.46695”W (“Little Pringle One”);

WHEREAS, Higher Power has acquired Development Assets and Rights, including, without limitation, the rights described on Exhibit B attached hereto (collectively, the “LP2 Assets”) for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Little Pringle Two to be located at Southeast Corner of Section 1, Block M24, TC & Ry Co Survey, Hutchinson County, Texas, Latitude: 35º 55’59.46429”N and Longitude: 101º 32’34.48343”W (“Little Pringle Two”);

WHEREAS, Higher Power has acquired Development Assets and Rights, including, without limitation, the rights described on Exhibit C attached hereto (collectively, the “BP Assets”) for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Big Pringle to be located at Big Pringle (19 miles southwest of Spearman, Texas) (“Big Pringle”);

WHEREAS, Higher Power has acquired Development Assets and Rights, including, without limitation, the rights described on Exhibit D attached hereto (collectively, the “PD Assets”, and collectively with LP1 Assets, LP2 Assets, and BP Assets and, to the extent substituted in accordance with the terms of this Agreement, the Baker Assets and the Haynes Assets, the “Assets”) for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Palo Duro to be located at Palo Duro, Randall County, Texas, Latitude:  N34.5320 and Longitude: W101.5031 (“Palo Duro”, and collectively with Little Pringle One, Little Pringle Two, and Big Pringle, and to the extent other assets are substituted for such assets in accordance with this Agreement, such substituted assets, the “Wind Farms”);

WHEREAS, Higher Power has, along with its affiliates, agents, and other representatives (collectively, the “Higher Power Parties”) entered into various agreements and other undertakings with Perpetual and with its affiliates, agents and other representatives (collectively, the “Perpetual Parties”), including the agreements and other undertakings described on Exhibit E attached hereto relating to the Wind Farms and the Assets (collectively the “Existing Transaction Agreements”);

WHEREAS, Higher Perpetual and DeWind are forming Holdco and four subsidiaries thereof, LittlePringle1, LLC, a Delaware limited liability company (“LP1 Sub”), LittlePringle2, LLC, a Delaware limited liability company (“LP2 Sub”), BigPringle, LLC, a Delaware limited liability company (“BP Sub”), and PD1, LLC, a Delaware limited liability company (“PD Sub”) (collectively with any entities holding Baker Assets or Haynes Assets transferred in accordance with Paragraph 4(c), the “Subs”), to develop, construct, own, finance, refinance and operate, or cause to be operated Little Pringle One, Little Pringle Two, Big Pringle, and Palo Duro, respectively, in accordance with the Limited Liability Company Agreement of Holdco, executed as of the Effective Date (the “LLC Agreement”);

WHEREAS, Higher Power has agreed to convey the Assets and render the services for which the Development Fee is being paid hereunder to Holdco to the Subs on Higher Perpetual’s behalf, as Higher Perpetual’s initial capital contribution to Holdco, in exchange for Holdco issuing Holdco membership interests to Higher Perpetual, and Higher Power desires to convey the Assets to the Subs on Higher Perpetual’s behalf, in exchange for consideration to be paid by Perpetual, Higher Perpetual and Holdco in accordance with this Agreement (the “Transactions”); and

WHEREAS, Higher Power, Perpetual, DeWind, Higher Perpetual and Holdco wish to effectuate the Transactions and settle all claims related thereto in accordance with this Agreement.

NOW THEREFORE, intending to be bound hereby, and relying on the undertaking of the other Parties, the Parties agree as follows:

1.            Perpetual Release.  To induce Higher Perpetual, Higher Power, Holdco and DeWind to enter into the Transactions, Perpetual on behalf of itself and the Perpetual Parties and their respective employees, officers, directors, agents, representatives, members, owners, subsidiaries and each of their respective affiliates, and their respective successors and assigns, hereby RELEASES, ACQUITS, AND FOREVER DISCHARGES THE HIGHER POWER PARTIES, HOLDCO AND DEWIND AND ALL OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES, MEMBERS, OWNERS, SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, OR DEMANDS, BOTH COMPENSATORY AND PUNITIVE, IN WHATEVER NAME OR NATURE, IN CONTRACT, IN TORT, INCLUDING IN NEGLIGENCE, GROSS NEGLIGENCE, AND/OR STRICT LIABILITY, AND/OR BY STATUTE, INCLUDING ANY AND ALL KNOWN AND UNKNOWN DEBTS, INJURIES, LOSSES, AND/OR DAMAGES TO IT OR ITS PROPERTY ARISING OUT OF OR RELATING TO THE ASSETS, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED OR ARISING (“CLAIMS”), OTHER THAN UNDER THIS AGREEMENT OR THE RESERVED CLAIMS (“PERPETUAL RELEASED OBLIGATIONS”).

2.            Higher Power Release.  To induce Higher Perpetual, Perpetual, Holdco and DeWind to enter into the Transactions, Higher Power on behalf of itself and the Higher Power Parties and their respective employees, officers, directors, agents, representatives, members, owners, subsidiaries and each of their respective affiliates, and their respective successors and assigns, hereby RELEASES, ACQUITS, AND FOREVER DISCHARGES THE PERPETUAL PARTIES, HOLDCO AND DEWIND, AND ALL OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES MEMBERS, OWNERS, SUBSIDIARIES AND EACH OF THEIR RESPECTIVE AFFILIATES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, OR DEMANDS, BOTH COMPENSATORY AND PUNITIVE, IN WHATEVER NAME OR NATURE, IN CONTRACT, IN TORT, INCLUDING IN NEGLIGENCE, GROSS NEGLIGENCE, AND/OR STRICT LIABILITY, AND/OR BY STATUTE, INCLUDING ANY AND ALL KNOWN AND UNKNOWN DEBTS, INJURIES, LOSSES, AND/OR DAMAGES TO ANY OF THEM OR THEIR PROPERTY ARISING OUT OF OR RELATING TO THE ASSETS, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED OR ARISING, OTHER THAN UNDER THIS AGREEMENT OR THE RESERVED CLAIMS (“HIGHER POWER RELEASED OBLIGATIONS”).

3.            Perpetual Obligations.  (a)  Perpetual shall pay Higher Power the following fees upon the occurrence of the applicable event specified as follows, but only to the extent such event occurs (each, a “Developer Fee”, and collectively, the “Developer Fees”):

(i)            on the date that Holdco or LP1 Sub receives the net proceeds of the Permanent Financing of LP1 from a Third Party, $450,000, but not later than the date any Sale Fee is payable for any other Wind Farm;

(ii)           on the date that Holdco or LP2 Sub receives the net proceeds of the Permanent Financing of LP2 from a Third Party, $450,000, but not later than the date any Sale Fee is payable for any other Wind Farm;

(iii)          if the BP Assets have not been transferred to Higher Power pursuant to Paragraph 4(c), on the date that BP Sub delivers the notice to proceed (or equivalent) for all or any material portion of the project under a construction agreement for Big Pringle (“BP”), $20,000 per megawatt electrical generating capacity of the wind turbines to be installed (“Installed Capacity”) at BP (the “Notice to Proceed Fee”);

(iv)         if the BP Assets have not been transferred to Higher Power pursuant to Paragraph 4(c), on the date that Holdco or BP Sub receives the net proceeds of the Permanent Financing of BP from a Third Party, $76,250, per megawatt of actually Installed Capacity (the “Sale Fee”) for BP;

(v)           if the PD Assets have not been transferred to Higher Power pursuant to Paragraph 4(c), on the date that PD Sub delivers the notice to proceed (or equivalent) for all or any material portion of the project under a construction agreement for Palo Duro (“PD”), the Notice to Proceed Fee;

(vi)         if the PD Assets have not been transferred to Higher Power pursuant to Paragraph 4(c), on the date that Holdco or PD Sub receives the net proceeds of the Permanent Financing of PD from a Third Party, the Sale Fee for PD;

(vii)        if the Baker Assets have been transferred to Baker Sub pursuant to Paragraph 4(c), on the date that Baker Sub delivers the notice to proceed (or equivalent) for all or any portion of the project under a construction agreement for Baker, the Notice to Proceed Fee;

(viii)       if the Baker Assets have been transferred to Baker Sub pursuant to Paragraph 4(c), on the date that Holdco or Baker Sub receives the net proceeds of the Permanent Financing of Baker from a Third Party, the Sale Fee for Baker;

(ix)          if the Haynes Assets have been transferred to Haynes Sub pursuant to Paragraph 4(c), on the date that Haynes Sub delivers the notice to proceed (or equivalent) for all or any portion of the project under a construction agreement for Haynes, the Notice to Proceed Fee;

(x)           if the Haynes Assets have been transferred to Haynes Sub pursuant to Paragraph 4(c), on the date that Holdco or Baker Sub receives the net proceeds of the Permanent Financing of Baker from a Third Party, the Sale Fee for Haynes;

provided, however, that in the event any Wind Farm is constructed in phases, the Developer Fees shall be payable as provided above with respect to each phase on a pro rata basis, based on the total Expected MWs for such Wind Farm.

(b)           Perpetual agrees to perform its obligations under Section 4.01(c) of the LLC Agreement.

4.           Mandatory Replacement of Higher Perpetual Contributed Assets.

(a)           On the date hereof, Higher Power on behalf of Higher Perpetual shall transfer and assign to LP1 Sub, LP2 Sub, BP Sub and PD Sub, the assets more particularly described in the Contribution Agreement, free and clear of all Encumbrances except for Permitted Encumbrances.  From time to time after the date hereof, and without any further consideration, Higher Power, Higher Perpetual and Perpetual shall execute, acknowledge and deliver all such additional deeds, assignments, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure Holdco, the Subs and their successors and assigns all of the properties, rights, titles, interests, estates, remedies, powers and privileges required by this Agreement to be granted to Holdco and the Subs or intended so to be, and (ii) more fully and effectively to carry out the purposes and intent of this Agreement.

(b)           Commencing on the date hereof and for a period of one hundred twenty (120) days thereafter and so long thereafter as may be extended upon the mutual agreement of the Parties, which agreement shall not be unreasonably withheld (the “Screening Period”), Holdco shall screen the BP Assets, the PD Assets, the Baker Assets and the Haynes Assets to determine by unanimous consent of the Management Committee (as defined in the LLC Agreement) the number of megawatts of wind powered generation facilities reasonably expected to be developed with the applicable power purchase agreements or other offtake arrangements (the “Expected MWs”) by shall be the date 36 months after the Effective Date (the “Expected Start of Construction Date”).  Higher Perpetual shall cause Perpetual and Higher Power promptly following any reasonable request therefor, to provide to Holdco, the Subs and DeWind such financial information with respect to such Assets, their plans, business, affairs and condition as of any of them may reasonably request.  During the Screening Period and thereafter if such assets are required to be transferred to Holdco or any Sub in accordance with this Paragraph 4, Higher Perpetual, Higher Power and Perpetual shall not solicit any offers, market or enter into (or permit to exist) any agreement or Encumbrance affecting the Baker Assets and the Haynes Assets that might prohibit any portion of the Baker Assets and the Haynes Assets from being transferred to Holdco or any Sub if and as required under this Paragraph 4.  In furtherance of the foregoing, during such period, none of Higher Perpetual, Higher Power or Perpetual, nor any of their Affiliates, shall solicit any offers, market or enter into any agreement respecting the Baker Assets or the Haynes Assets (except as expressly provided for in this Agreement), written or oral, with any other Person relating to the development, construction or operation of Baker or Haynes that conflicts with the terms hereof or the transactions contemplated by the Transactions Documents.

(c)           If at the end of the Screening Period, the aggregate Expected MWs of the BP Assets and the PD Assets are less than 600 MW of installed capacity (the “Target MWs”), with the approval of the Members, which shall not be unreasonably delayed or denied, Holdco may elect by written notice delivered no later than the first business day after the end of the Screening Period, to substitute the Baker Assets and/or the Haynes Assets for either or both of the BP Assets and the PD Assets, such that the Expected MWs of the assets owned and developed by Holdco and the Subs equals or exceeds the Target MWs.  Upon such election by Holdco, Higher Power on behalf of Higher Perpetual shall transfer and assign the Baker Assets to the Baker Sub and/or the Haynes Assets to the Haynes Sub, as applicable, free and clear of all Encumbrances other than Permitted Encumbrances pursuant to an agreement substantially in the form of the Contribution Agreement and related documents, including a release in the form of Paragraphs 1 and 2 of this Agreement, with such changes as Holdco, Higher Perpetual and Higher Power may reasonably request.  Concurrently, the BP Sub shall transfer and assign the BP Assets, and the PD Sub shall transfer and assign the PD Assets, as applicable, to Higher Power on behalf of Higher Perpetual free and clear of all Encumbrances created by, through or under Holdco or the Subs other than Permitted Encumbrances, pursuant to an agreement in form and substance reasonably acceptable to Holdco and Higher Power The assumed Installed Capacity of the Wind Farms is set forth on Exhibit F attached hereto.

5.           Higher Perpetual and Holdco Payment Obligations.

(a)           Higher Perpetual shall pay to Higher Power each Developer Fee on the date of the applicable event specified in Paragraph 3, but only to the extent such event occurs and such Developer Fee has not already been paid by Perpetual pursuant to Paragraph 3 or by any other Person and if Higher Perpetual and Perpetual (and all other Persons) fail to make such payment within thirty (30) days of the applicable event specified in Paragraph 3 (or if such payment is avoided, rescinded or must otherwise be returned by Higher Power for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding) Holdco shall pay to Higher Power such Developer Fee; provided however that, Holdco’s liability for any Notice to Proceed Fee shall be limited to $10,000 per megawatt of Installed Capacity and if Holdco shall pay such amount, Higher Power shall have been paid in full for such Notice to Proceed Fee and shall have no claim to Perpetual, Higher Perpetual, Holdco or their Affiliates for any additional amount pursuant to this Agreement; provided further however, that if Holdco pays such Notice to Proceed Fee for any Wind Farm and is required to pay the Sale Fee for such Wind Farm, such Sale Fee to be paid by Higher Perpetual and/or Holdco shall be $86,250 per megawatt of Installed Capacity.  Perpetual and Higher Perpetual acknowledge and agree that Holdco shall have the ability to collect from Higher Perpetual and Perpetual the amount of such Developer Fees with interest accrued thereon at the rate of 15% per annum from the date of such payment to but excluding the date of such payment, and that any failure by Perpetual and Higher Perpetual to make such payment shall entitle Holdco and DeWind to exercise their rights and remedies under Section 4.08 of the LLC Agreement and other applicable law, which may, among other things, result in a dilution of Higher Perpetual’s Membership Interest under the LLC Agreement.  Holdco’s obligation to pay the Developer Fees to Higher Power when due is not subject to the making and funding of Capital Calls under the LLC Agreement. Each of Higher Perpetual, Perpetual and Holdco waives, to the extent permitted by law, any applicable surety defenses; provided that Holdco's waiver shall not impair its ability to recover any payment of the Sale Fee with interest as described in this Section 5(a) or the ability of Holdco and DeWind to exercise their rights described in this Section 5(a).

(b)           Holdco shall upon Higher Power’s execution and delivery of the Contribution Agreement on behalf of Higher Perpetual pay to Higher Power $607,500 in reimbursement for funds currently on deposit with a government agency or other Person and assume all rights and obligations of Higher Power with respect to all rights of Higher Power pursuant to the interconnect applications as listed on Exhibit G attached hereto.

(c)           Before Permanent Financing occurs for such Wind Farm, the BP Assets (or substituted assets pursuant to Paragraph 4(c)) and/or the PD Assets (or assets substituted pursuant to Paragraph 4(c)) may only be sold or otherwise disposed of to a Third Party if any unpaid Developer Fees applicable to such Assets shall have been assigned to and assumed by the acquiring Third Party pursuant to a written agreement under which Higher Power would receive the related Developer Fees payable on the related Commercial Operation Date.

6.           Performance of Development Services.  Higher Power shall at its sole cost and expense perform the development services on behalf of Higher Perpetual for each of Big Pringle, Palo Duro, Baker, Haynes, and (with respect to title work only) Little Pringle One and Little Pringle Two in accordance with Prudent Wind Industry Practices as set forth on Exhibit H attached hereto.

7.           Late Payments.  In the event any payment (including Developer Fees) due to either Party is not paid when such amount becomes due hereunder, then interest shall accrue on such outstanding amount and shall be payable to such Party at a rate of the Prime Rate as published in the Wall Street Journal plus two percent per annum, or the maximum rate permitted by applicable law, whichever is less.  Interest shall begin to accrue on the date payment was due.

8.           Entire Agreement.  This Agreement constitutes the entire agreement among the Parties regarding the Assets, Perpetual Released Obligations, Higher Power Released Obligations, Developer Fees and the other matters described in this Agreement.  There are no other written or oral understandings or agreements, directly or indirectly connected therewith.

9.           Higher Power Representations and Warranties.  Higher Power hereby represents and warrants to the other Parties that:

(a)           there are no other costs, expenses, or liabilities owed by Higher Power, the Higher Power Parties or any of their respective affiliates, directors, officers, employees or agents in connection with the business or operation of the Assets, other than the Developer Fees, for which Higher Power could or will claim reimbursement from Higher Perpetual, Perpetual, DeWind, Holdco or any Sub pursuant to the terms of this Agreement or otherwise;

(b)           the Assets are not subject to any lien (statutory or otherwise), mortgage, deed of trust, claim, option, right to purchase, right to obtain, lease, easement, charge, pledge, security interest, hypothecation, assignment, use restriction or other encumbrance of any kind or nature whatsoever, whether voluntary or involuntary, choate or inchoate (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) (“Encumbrance”) other than Permitted Encumbrances; and

(c)           it has, as of the date hereof (or will have, within the period determined by the Management Committee to meet the Expected Start of Construction Date for each Wind Farm, at its own cost and expense use its commercially reasonable efforts in accordance with Prudent Wind Industry Practices to have):

(i)           obtained sites and optimal placement of wind turbines at the Wind Farms (located 10 MWs at Little Pringle One, 10 MWs at Little Pringle Two, 200 MWs at Big Pringle, and 400 MWs at Palo Duro);

(ii)           obtained all site leases for the Wind Farms on terms accepted by prudent project financiers;

(iii)          prepared, submitted, and obtained all other permit applications required to design, construct, and operate the Wind Farms;

(iv)         obtained FAA, applicable environmental, and authority to construct permits;

(v)          obtained tax abatements for not less than seven (7) years;

(vi)         conducted public and community relations, including communications with local governmental agencies and community members;

(vii)        designed, and obtained required approvals of, any transmission and interconnect facilities;

(viii)       coordinated with ERCOT, the Southwest Power Pool, the Federal Energy Regulatory Commission, and Excel, and communicated with, and assured compliance with, Texas or other applicable state, county, and municipal regulatory agencies; and

(ix)          erected meteorological towers or monitoring equipment sufficient to satisfy financing of project; collected, monitored, and obtained wind resource data for Assets for at least twelve (12) continuous months, and for not less than one (1) 60 meters in height meteorological towers per 100 MWs of wind turbines; and obtained transmission studies and information.

(x)           Assist as required to support the needs of Holdco, the Subs, BOP contractors, land lease owners, local authorities, and utilities during construction and during commercial operations until sale of Assets by Holdco.

10.           Perpetual Representation and Warranties.  Perpetual hereby represents and warrants to the other Parties that there are no costs, expenses, or liabilities incurred or owed by Perpetual, the Perpetual Parties, or any of their respective affiliates, directors, officers, employees or agents in connection with the business or operation of Holdco for which Perpetual could or will claim reimbursement from Higher Perpetual, Higher Power, DeWind, Holdco or the Subs pursuant to the terms of this Agreement or otherwise.

11.           No Assignment of Claims.  Each of Higher Power, Higher Perpetual, Perpetual, and Holdco hereby represents and acknowledges that it has not assigned or attempted to assign any claim under or related to the Assets, Existing Transaction Agreements, Perpetual Released Obligations, Higher Power Released Obligations, Developer Fees, Perpetual Distributions Pledge, and Perpetual Distributions Negative Pledge to any third party.  No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

12.           Acknowledgement of Pledge and Subordination.  Each of the Parties acknowledges that Higher Perpetual has pledged its interest in the LLC Agreement, including its membership interest and right to receive distributions, whether now existing or hereafter acquired, to DeWind and its successor and assigns.

13.           Prior Claims.  Each of Perpetual and Higher Power (with respect to its parents, affiliates, investors, and principals), hereby covenant, warrant, and undertake that they shall not at any time initiate, assert, or bring any claim (in any court, administrative agency, or other tribunal, anywhere in the world) against any other Party for any claim or alleged liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, relating to any past or existing claims that were or could have been brought against any other Party regarding, related to, or in connection with the Perpetual Released Obligations and Higher Power Released Obligations; provided, however, that nothing in this Paragraph 13 shall preclude any Party from enforcing its rights under this Agreement.

14.           Acknowledgement of Release.  The Parties acknowledge, agree, and specifically warrant to each other that the releases contained herein are not intended to affect any claims or liabilities among the Parties that are unrelated to the Assets or the Existing Transaction Agreements.

15.           Joint Drafting.  The Parties acknowledge, agree, and specifically warrant to each other that they have fully read this Agreement and the releases contained herein, received independent legal advice with respect to the advisability of entering into this Agreement and the releases, and concerning the legal effect of the releases, and fully understand the effect of this Agreement.  In order to induce one another to enter into this Agreement, each of the Parties represents that it has determined that the terms of this Agreement are fair and reasonable under all the circumstances and that this determination has been based solely upon its independent judgment after consulting with counsel, and that, in making this determination, it has had an adequate opportunity to discuss and assess the merits of its claims.

16.           Severability.  If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

17.           Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission to the following addresses:

If to Perpetual:
Perpetual Energy Limited
Booths Park 1
Booths Hall
Chelford Road
Knutsford
Cheshire WA16 8GS
Attention: David Tatton
Tel: +44-1565-757829
Fax: +44-1565-757852
If to Higher Perpetual:

Higher Perpetual Energy, LLC
222 West Las Colinas Blvd
Millenium Centre
Suite 1650
Irving, TX 75039
Attention: Mark Patkunas
Tel: +1-972-444-2575
Fax: +1-972-444-2579

with copy to:

Perpetual Energy Limited
Booths Park 1
Booths Hall
Chelford Road
Knutsford
Cheshire WA16 8GS
Attention: David Tatton
Tel: +44-1565-757829
Fax: +44-1565-757852

If to Higher Power:

Higher Power Energy, LLC
2221 Justin Rd. Suite 119-137
Flower Mound, TX 75028
Attention: Mark Patkunas
Tel: +1-214-636-5613
Fax: +1-972-317-9080

If to Holdco:

DeWind SWI Wind Farms, LLC
2026 McGaw Avenue
Irvine, CA 92614
Attention: Michael McIntosh
Tel: +1-949-428-8500
Fax: +1-949-660-1533

If to DeWind:

DeWind Energy Development Company, LLC
2026 McGaw Avenue
Irvine, CA 92614
Attention: Michael McIntosh
Tel: +1-949-428-8500
Fax: +1-949-660-1533

with copy to:

DeWind, Inc.
44 Cook Street #600
Denver, CO 80206
Attention: President
Tel: +1-303-270-0141
Fax: +1-303-270-0143

A notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted to a Party after 5:00 pm the recipient’s time shall be deemed effective on the next Business Day.  All notices, requests and consents to be sent to a Party must be sent to or made at the addresses given for that Party above, or such other address as that Party may specify by notice to the other Parties.  Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

18.          GOVERNING LAW.  THE TERMS OF THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF TEXAS, WITHOUT REGARD TO ITS CONFLICT-OF-LAW RULES.  EACH OF THE PARTIES WAIVES ITS RIGHT TO TRIAL BY JURY AND AGREES AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF STATE AND FEDERAL COURTS SITTING IN HOUSTON, TEXAS IN CONNECTION WITH ALL DISPUTES AND PROCEDURES IN CONNECTION WITH THIS AGREEMENT.  THE PARTIES AGREE THAT ANY CONTROVERSY, CLAIM OR DISPUTE THAT ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE CONSTRUCTION, INTERPRETATION, PERFORMANCE, BREACH, TERMINATION, ENFORCEABILITY OR VALIDITY OF THIS AGREEMENT, WHETHER THE SAME IS BASED ON RIGHTS, PRIVILEGES OR INTERESTS RECOGNIZED BY OR BASED UPON STATUTE, CONTRACT, AGREEMENT (WHETHER WRITTEN OR ORAL), TORT, COMMON LAW OR OTHER LAW (A “DISPUTE”) AMONG THEM SHALL BE RESOLVED IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROCEDURES SET FORTH IN EXHIBIT K HERETO.

19.           Counterparts.  This Agreement may be executed in counterparts by the Parties with the same force and effect as if a single copy of this Agreement was executed by the Parties, and a signature transmitted by facsimile (or other form of electronic transmission) shall be deemed an original signature for the purposes of this Agreement.

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20.           Each of the signatories below represents and warrants that he or she has full power and authority to sign this Agreement and to bind legally his or her respective principal to all of the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HIGHER PERPETUAL ENERGY, LLC

By:	/s/
Name:
Title:

PERPETUAL ENERGY LIMITED

By:	/s/
Name:
Title:

HIGHER POWER ENERGY, LLC

By:	/s/
Name:
Title:

DEWIND SWI WIND FARMS, LLC

By:	/s/
Name:
Title:

DEWIND ENERGY DEVELOPMENT COMPANY, LLC

By:	/s/
Name:
Title:

ANNEX I

DEFINED TERMS

“Assets” has the meaning set forth in the Recitals.

“Baker” has the meaning set forth in the definition of Baker Assets.

“Baker Assets” Development Assets and Rights, including, without limitation, the rights described on Exhibit I attached hereto for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Baker to be located on real property of approximately 378 acres in the Counties of Haskell and Throckmorton, Texas, at Latitude: 33' 18.47N, Longitude: 99' 28.73W (“Baker).

“Baker Sub” means the Sub owning the Baker Assets.

“Big Pringle” has the meaning set forth in the Recitals.

“BP” has the meaning set forth in Paragraph 3(a)(iii).

“BP Assets” has the meaning set forth in the Recitals.

“BP Sub” has the meaning set forth in the Recitals.

“Commercial Operation Date” means, with respect to a Wind Farm, the date upon which commercial operation under a power purchase agreement has occurred, or if there is no power purchase agreement, substantial completion (or the like) under construction contracts has occurred, in each case affecting substantially all of the Expected MWs for such Wind Farm, and such wind turbines have been placed in service for the purpose of qualifying for federal production tax credits, if any, and depreciation.

“Contribution Agreement” has the meaning set forth in Exhibit E.

“Developer Fee(s)” has the meaning set forth in Paragraph 3(a).

“Development Assets and Rights” has the meaning set forth in the Recitals.

“DeWind” has the meaning set forth in the Recitals.

“Disposition” means, with respect to any asset or any equity interest (including stock, share, partnership interest, membership interest or any other equity interest (each an “equity interest”)) of Holdco or any Sub, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset or equity interest, whether such disposition be voluntary, involuntary or by operation of law and a pledge of an equity interest (and any foreclosure thereof).

“Effective Date” has the meaning set forth in the Recitals.

“Encumbrance” has the meaning set forth in Paragraph 9(b).

“Existing Transaction Agreements” has the meaning set forth in the Recitals.

“Expected MWs” has the meaning set forth in Paragraph 4(b).

“Expected MWs TSA” has the meaning set forth in Paragraph 4(d).

“Expected Start of Construction Date” has the meaning set forth in Paragraph 4(b).

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Haynes” has the meaning set forth in the definition of Haynes Assets.

“Haynes Assets” Development Assets and Rights, including, without limitation, the rights described on Exhibit J attached hereto for the development, construction, operation and ownership of a proposed wind farm commonly referred to as Haynes to be located on real property of approximately 3352 acres in Grey County, Texas, approximately 12 miles northwest of McLean, Texas, in rural, varying terrain area of USGS Hudgens Ranch, TX Quadrangle (35.3680N, 100.6667W [NAD 27]) - 65 miles south, southeast of Spearman, Texas (“Haynes”).

“Haynes Sub” means the Sub owning the Haynes Assets.

“Higher Perpetual” has the meaning set forth in the Recitals.

“Higher Power” has the meaning set forth in the Recitals.

“Higher Power Sub I” has the meaning set forth in Exhibit E.

“Higher Power Sub II” has the meaning set forth in Exhibit E.

“Higher Power Parties” has the meaning set forth in the Recitals.

“Higher Power Released Obligations” has the meaning set forth in Paragraph 2.

“Holdco” has the meaning set forth in the Recitals.

“Installed Capacity” has the meaning set forth in Paragraph 4(a)(iii).

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest).

“Little Pringle One” has the meaning set forth in the Recitals.

“Little Pringle Two” has the meaning set forth in the Recitals.

“LLC Agreement” has the meaning set forth in the Recitals.

“LP1 Assets” has the meaning set forth in the Recitals.

“LP1 Sub” has the meaning set forth in the Recitals.

“LP2 Assets” has the meaning set forth in the Recitals.

“LP2 Sub” has the meaning set forth in the Recitals.

“Notice to Proceed Fee” has the meaning set forth in Paragraph 3(a)(iii).

“Palo Duro” has the meaning set forth in the Recitals.

“Party” or “Parties” has the meaning set forth in the Recitals.

“PD” has the meaning set forth in Paragraph 3(a)(v).

“PD Assets” has the meaning set forth in the Recitals.

“PD Sub” has the meaning set forth in the Recitals.

“Permanent Financing” means on or after the Commercial Operation Date, (i) for LP1 and LP2, the receipt by Holdco or the Sub for such Wind Farm of an amount in excess of 80% of the Wind Farm’s actual project costs, whether upon the issuance of equity or long term debt as determined in accordance with GAAP or the sale or other disposition of the Sub owning such Wind Farm or of all or any portion of such Wind Farm, and (ii) for any other Wind Farm, the receipt by Holdco or the Sub for such Wind Farm of an amount in excess of 50% of the Wind Farm’s actual project costs, whether upon the issuance of equity or long term debt as determined in accordance with GAAP or the sale or other disposition of the Sub owning such Wind Farm or of all or any portion of such Wind Farm.

“Permitted Encumbrance” means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with United States generally accepted accounting principles; (b) any statutory Encumbrance for utility assessments or other charges or assessments arising in the ordinary course of business by operation of law with respect to a liability which is not yet due or delinquent; (c) any Encumbrance or other matters relating to the Assets (other than the PD Assets) disclosed in a title report delivered to Holdco before the date of transfer of such Assets (other than the PD Assets) pursuant to this Agreement; (d) any Encumbrance or other matters relating to the PD Assets disclosed in a title report delivered to Holdco prior to the expiration of the Screening Period; (e) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Encumbrance, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings; (f) encumbrances consisting of zoning restrictions, licenses, or restrictions on the use of property, none of which, individually or collectively, materially impair the property affected thereby for the purpose for which title was acquired, materially interfere with the operation of the project, or otherwise materially adversely impact the value of the Assets; and (g) any state of facts that a current and accurate survey of real property would reveal.

“Perpetual” has the meaning set forth in the Recitals.

“Perpetual Parties” has the meaning set forth in the Recitals.

“Perpetual Released Obligations” has the meaning set forth in Paragraph 1.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other entity.

“Prudent Wind Industry Practices” means those practices, methods, standards and acts (including those engaged in or approved by a significant portion of the wind power industry for similar facilities in the United States) that at a particular time in the exercise of good judgment would have been expected to accomplish the desired result in a manner consistent with applicable laws, safety, environmental protection, economy and expedition.  Prudent Wind Industry Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of good and proper practices, methods and acts.

“Reserved Claims” means, in the event of the failure of Perpetual to pay Developer Fees to Higher Power when and as due pursuant to Paragraph 3 hereof, the right of Higher Power to terminate the Lease Purchase Agreement, dated as of July 27, 2007, by and between Higher Power and Higher Perpetual, as amended by this Agreement.

“Sale Fee” has the meaning set forth in Paragraph 3(a)(iv).

“Screening Period” has the meaning set forth in Paragraph 4(b).

“Target MWs” has the meaning set forth in Paragraph 4(c).

“Texas Courts” has the meaning set forth in Exhibit K.

“Third Party” means a person not Holdco, a Sub, Perpetual or DeWind or an affiliate thereof.

“Transactions” has the meaning set forth in the Recitals.

“Wind Farms” has the meaning set forth in the Recitals.

ANNEX II

LIST OF EXHIBITS

Exhibit A	Little Pringle One Development Rights and Assets
Exhibit B	Little Pringle Two Development Rights and Assets
Exhibit C	Big Pringle Development Rights and Assets
Exhibit D	Palo Duro Development Rights and Assets
Exhibit E	Existing Transaction Documents
Exhibit F	Assumed Installed Capacity of the Wind Farms
Exhibit G	Interconnection Agreements to Be Assumed
Exhibit H	Higher Power Development Services
Exhibit I	Baker Development Rights and Assets
Exhibit J	Haynes Development Rights and Assets
Exhibit K	Dispute Resolution Procedures

EXHIBIT A

LITTLE PRINGLE ONE DEVELOPMENT RIGHTS AND ASSETS

The “LP1 Assets”, as such term is defined in the Contribution Agreement.

EXHIBIT B

LITTLE PRINGLE TWO DEVELOPMENT RIGHTS AND ASSETS

The “LP2 Assets”, as such term is defined in the Contribution Agreement.

EXHIBIT C

BIG PRINGLE DEVELOPMENT RIGHTS AND ASSETS

The “Big Pringle Assets”, as such term is defined in the Contribution Agreement.

EXHIBIT D

PALO DURO DEVELOPMENT RIGHTS AND ASSETS

The “PD1 Assets”, as such term is defined in the Contribution Agreement.

EXHIBIT E

EXISTING TRANSACTION AGREEMENTS

Lease Purchase Agreement, dated as of July 27, 2007, by and between Higher Power and Higher Perpetual

Company Agreement of Higher Perpetual, dated as of July 27, 2007, by Higher Power and Perpetual

Limited Liability Company Agreement of Holdco, dated as of the Effective Date, by Higher Perpetual and DeWind

Conveyance and Contribution Agreement, dated as of the Effective Date, by and between Higher Perpetual, Perpetual, DeWind, Higher Power, Holdco, LP1 Sub, LP2 Sub, BP Sub, and PD Sub (“Contribution Agreement”)

Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and LP1 Sub

Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and LP2 Sub

Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and BP Sub

Assignment and Assumption Agreement, dated on or about the Effective Date, by and between Higher Power and PD Sub

Assignment and Assumption Agreement to be entered into by and between Pringle Wind II, LLC, a Texas limited liability company (“Higher Power Sub II”), and LP1 Sub, and to be consented to and acknowledged by Hutchinson County, acting through its Commissioners Court, of that certain Tax Abatement Agreement dated August 15, 2008, between Higher Power Sub II and Hutchinson County, acting through its Commissioners Court

Assignment and Assumption Agreement to be entered into by and between Pringle Wind I, LLC, a Texas limited liability company (“Higher Power Sub I”),  and LP2 Sub, and to be consented to and acknowledged by Hutchinson County, acting through its Commissioners Court, of that certain Tax Abatement Agreement dated August 15, 2008, between Higher Power Sub I and Hutchinson County, acting through its Commissioners Court

Assignment Agreement, dated on or about the Effective Date, by and between Higher Power Sub II and LP1 Sub

Assignment Agreement, dated on or about the Effective Date, by and between Higher Power Sub I and LP2 Sub

Turbine Supply and Warranty Agreement, dated on or about the Effective Date, by and between DeWind, Inc., a Nevada corporation (“DeWind, Inc.”), and LP1 Sub

Turbine Supply and Warranty Agreement to be entered into by DeWind, Inc. and LP2 Sub, in the form attached to the LLC Agreement

Turbine Supply and Warranty Agreement to be entered into by DeWind, Inc. and BP Sub, in the form attached to the LLC Agreement

Turbine Supply and Warranty Agreement to be entered into by DeWind, Inc. and PD Sub, in the form attached to the LLC Agreement

Limited Liability Company Agreement of LP1 Sub, dated as of the Effective Date, by Holdco

Limited Liability Company Agreement of LP2 Sub, dated as of the Effective Date, by Holdco

Limited Liability Company Agreement of BP Sub, dated as of the Effective Date, by Holdco

Limited Liability Company Agreement of PD Sub, dated as of the Effective Date, by Holdco

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EXHIBIT F

ASSUMED INSTALLED CAPACITY OF THE WIND FARMS

WIND FARM INSTALLED CAPACITY (MWs)
Little Pringle 1	10
Little Pringle 1	10
Big Pringle	200
Palo Duro	400
Baker	400
Haynes	200

EXHIBIT G

INTERCONNECTION AGREEMENTS TO BE ASSUMED

Interconnection Feasibility Study Agreement (GEN-2007-005) dated as of February 19, 2007 by Higher Power Energy and Southwest Power Pool, Inc., a corporation existing under the laws of the State of Arkansas, with accompanying letter dated February 23, 2007 from Southwest Power Pool to Richard C. Gross P.E. Inc. regarding Feasibility Study GEN-2007-005.

Interconnection Feasibility Study Agreement (GEN-2007-048) dated as of October 23, 2007 by Higher Power Energy and Southwest Power Pool, Inc., a corporation existing under the laws of the State of Arkansas, along with accompanying letters dated October 18, 2007 and October 25, 2007, respectively, each from Southwest Power Pool to Mark Patkunas at Higher Power Energy regarding Feasibility Study GEN-2007-048, and along with other accompanying documentation.

EXHIBIT H
HIGHER POWER DEVELOPMENT SERVICES

•	Community Support and Involvement

o	Encumbrance Research

o	Education and Charity

o	Ongoing Community Relations

•	Met Tower Installation

o	Wind Data Collection

•	Interconnect Agreement

o	Feasibility Study

o	Impact Study

o	Facility Study

•	Transmission Agreement

•	Site Survey

•	Environmental Study

•	Geotechnical Study

•	Wind Study

•	Wind Farm Design Input

•	Local Permits

•	Title Work (as necessary to render title reasonably acceptable to a lender exercising Prudent Wind Energy Practices, including:)

o	Pursuing appropriate noninterference/nondisturbance agreements with oil and gas operators and pipeline operators and holders of mortgages

o	Assist in obtaining title insurance

o	Pursuing appropriate subordination agreements or nondisturbance agreements with lenders holding mortgages superior to any wind leases for the Wind Farms

•	Prepare, submit, obtain all other permit applications required to design, construct and operate the Wind Farms

•	Obtain FAA and applicable environmental permits

•
Obtain favorable tax abatement and value limitation decisions under Texas Tax Code Section 312 and assist with obtaining favorable tax abatement and value limitation decisions under Texas Tax Code Section 313, in each case for not less than 7 years

•	Design and obtain required approvals of any transmission and interconnect facilities and fully executed interconnection and transmission agreements

•	Coordinate with ERCOT, Southwest Power Pool, Federal Energy Regulatory Commission, and assure compliance with Texas or other applicable state, county and municipal regulatory agencies

•
Assist as required to develop market opportunities for the sale of the electricity renewable energy credits and other environmental attributes to be produced by the Wind Farms and offered for sale by the Subs and prepare and to obtain binding letters of intent or term sheets and take or pay power purchase agreements for each Wind Farm other than Little Pringle One and Little Pringle Two sufficient for project financiers to support financing

•	Assist as required to develop plan design, BOP specifications, BOP contract negotiations and facilitate BOP contract administration

•	Assist in hiring of owner’s engineer

•	Assist in preparing the initial designs and specifications of and siting of equipment to achieve the development budget

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EXHIBIT I

BAKER DEVELOPMENT RIGHTS AND ASSETS

Any and all data, books, records, contracts, permits, reports, and any other properties, assets and rights of any kind, whether tangible or intangible, real or personal, as well as any communications, correspondence, and business dealings regarding the Baker Assets, sent by Higher Power, Higher Perpetual, or Perpetual to Holdco or DeWind or their respective agents or representatives.

EXHIBIT J

HAYNES DEVELOPMENT RIGHTS AND ASSETS

Any and all data, books, records, contracts, permits, reports, and any other properties, assets and rights of any kind, whether tangible or intangible, real or personal, as well as any communications, correspondence, and business dealings regarding the Haynes Assets, sent by Higher Power, Higher Perpetual, or Perpetual to Holdco or DeWind or their respective agents or representatives.

EXHIBIT K

DISPUTE RESOLUTION PROCEDURES

1.0	Applicability

Unless stated otherwise herein, all Disputes shall be resolved in accordance with the dispute resolution procedures set forth in this Exhibit K. Notwithstanding the foregoing, (a) the Parties may at any time seek injunctive or equitable relief from a court of competent jurisdiction, and (b) nothing herein shall prevent a Party from defending or pursuing any claim in a court or other proceeding against a third party that has been initiated by such third party.

2.0	Negotiations By Senior Management

2.1           In the event of a Dispute between the Parties, the Parties will use all reasonable efforts to reach a satisfactory solution by referring the Dispute to senior management of each of the Parties.

2.2           Senior management of the Parties will meet as soon as possible, on no less than seven (7) Days’ written notice, unless specifically agreed otherwise and shall negotiate in good faith.  Senior management of the Parties shall examine any submissions by the Parties, and shall, if the Dispute cannot be resolved immediately, agree to convene for further negotiations aimed at resolving the Dispute.

2.3           Should senior management of the Parties be unable to resolve the Dispute within thirty (30) Days after commencement of negotiation by such senior management, then the Parties shall be entitled to pursue any and all available remedies at law, equity or contract in accordance with Section 3 of this Exhibit K below.

3.0	Jurisdiction; Consent to Service of Process; Waiver of Jury Trial

3.1           Any Dispute, which cannot be amicably resolved by the Parties hereto as provided above, shall be exclusively resolved in the Texas Courts in accordance with this Section 3 of this Exhibit K.

3.2           Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or federal court of the United States of America sitting in Houston, and any appellate court from any thereof (collectively, the “Texas Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Texas Courts.  Each of the Parties further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Party at the address specified for such Party in Paragraph 17 of this Agreement.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  In addition, Perpetual hereby appoints CT Corporation as its agent to receive service of process in any Dispute or other matter relating to this Agreement or the transactions contemplated hereby and agrees that such a mailing to CT Corporation shall be valid service of process on Perpetual.

3.3           Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Texas Court.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

3.4           EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT IT IS RELYING ON THE WAIVER CONTAINED HEREIN AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4.

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